SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

EL PASO CORPORATION

(Names of Registrant as Specified in Its Charters)

SELIM K. ZILKHA

(Names of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE
Media Relations	Investor Relations
Kekst & Company	Innisfree M&A Incorporated
Attn: Victoria A. Weld and Lawrence A. Rand	Attn: Alan M. Miller
Tel: (212) 521-4800	Tel: (212) 750-5833

Selim K. Zilkha and the Proposed New El Paso Board Hosts Information

Meeting Describing A New Future For El Paso Shareholders

Houston, TX, June 2, 2003—Selim K. Zilkha, one of the largest shareholders of El Paso Corporation (NYSE:EP), and the proposed new board of El Paso announced today that they will host an investor presentation for El Paso Shareholders regarding the future leadership of El Paso on Wednesday, June 4, 2003 from 8:30 a.m. to 11:00 a.m. at the Grand Hyatt New York, Conference Level, Park Avenue at Grand Central, New York, NY 10017

Investors and media who are unable to attend the meeting to learn about “earning out not selling out,” can listen to the proposed board’s presentation by dialing in to a conference call broadcast or by listening to an audio webcast of the presentation.

Conference Call Information

The broadcast will run from 9:00 a.m. to 10:30 a.m. To access the presentation via conference call from within the United States, dial (800) 500-0177. To access the presentation internationally, dial (719) 457-2679. The access code is 264128. Please dial in approximately ten minutes before the start of the call.

Both the webcast and conference call will be listen-only. To access the replay, dial (888) 203-1112 or (719) 457-0820. The access code is 264128.

Webcast Information

The live webcast will also run from 9:00 a.m. to 10:30 a.m. and can be accessed from the home page of www.saveelpasonow.com. You will need Real Player or Windows Media Player to access the webcast.

To listen to an archive of the webcast, which will be available for 60 days, please visit the Investor Materials section at http://www.saveelpasonow.com/inv_materials.shtml.

El Paso shareholders who wish to attend the meeting in person should RSVP to Michelle Rollick, Innisfree M&A, Inc., at (212) 750-3394, alternatively at mrollick@innisfreema.com.

The proposed board invites their fellow El Paso shareholders to visit the website, www.saveelpasonow.com for further information.

# # #

On May 12, 2003, Selim K. Zilkha filed with the Securities and Exchange Commission a definitive proxy statement relating to his solicitation of proxies with respect to the 2003 El Paso annual meeting of stockholders. Mr. Zilkha has furnished the definitive proxy statement to El Paso ‘s stockholders and may file other proxy solicitation materials. Investors and security holders are urged to read the proxy statement and any other proxy solicitation materials when they become available as they contain important information.

Investors and security holders may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Zilkha with the Commission at the Commission ‘s website at http://www.sec.gov. You may also access a copy of Mr. Zilkha’s definitive proxy statement by accessing www.saveelpasonow.com. In addition, you may obtain a free copy of the definitive proxy statement by contacting Innisfree M&A Incorporated toll free at (877) 750-5837 (banks and brokers call collect at (212) 750-5833).

Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso stockholders is available in the proxy statement and Mr. Zilkha’s DFAN14A filed with the Commission on May 21, 2003.

Some of the statements contained in this press release may constitute “forward-looking statements,” which for this purpose includes all statements that are not of historical fact. The actual future financial performance of El Paso could differ materially from those anticipated by these forward-looking statements. Particularly given the condition to which El Paso has been reduced under the current Board, there can be no assurance that Mr. Zilkha or the nominees will succeed in their efforts to turn El Paso around.

This press release may quote or refer to independent industry research reports, financial analyst reports and newspaper articles. To the extent such a quote is included in this release, Mr. Zilkha has not sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material.